Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International, Inc. Provides Update on NYSE Notice of Delisting

PHILADELPHIA, August 13, 2018 (GLOBE NEWSWIRE) — Hill International, Inc. (HIL), the global leader in managing construction risk, announced today that the Company received notification from the New York Stock Exchange (NYSE) of its determination to commence proceedings to delist the Company’s common stock.  Furthermore, the NYSE announced the suspension of the Company’s common stock.  The determination to commence the delisting proceeding is a result of the Company requiring more time to become current in filing its late annual and quarterly reports, including its financial statements, with the Securities and Exchange Commission (SEC).

While Hill has made significant progress and has worked diligently with its independent accounting firm to complete its late reports, the Company informed the NYSE that it would not become current with its SEC periodic reporting by August 15, 2018.  The delay is due to the time and effort necessary to prepare, finalize, and audit the Company’s financial statements. The Company plans to become current with its SEC periodic reports in the third quarter of 2018.

As a result of the suspension, Hill expects its shares of common stock will begin trading on August 14, 2018 under the symbol “HILI” on the OTC Pink, which is operated by OTC Markets Group Inc.

Hill intends to file a Request for Review with the NYSE regarding the commencement of the delisting proceedings.  The Company expects that the NYSE will hold a hearing on the Review Request on or after 25 business days from the date of filing the Review Request, and the Company expects to be current with its filings on or before the NYSE’s hearing date.

“The Company’s potential delisting does not reflect on the financial fundamentals of Hill, which remain strong and continue to improve,” said Paul Evans, Hill International’s Interim CEO. “We will complete our required filings and resolve our potential delisting in the near future to the satisfaction of our shareholders and our employees.”

Hill International, with approximately 3,000 professionals in more than 50 offices worldwide, provides program management, project management, construction management and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as the eighth-largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any statements of belief or intent, any statements concerning our plans, strategies and objectives for future operations; and any statements regarding our intent to file late periodic reports are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue, our expenses may be higher than anticipated, and the review of the Company’s accounting, accounting policies and internal control over financial reporting, and the preparation of and the audit or review, as applicable, of filings may take longer than currently anticipated or additional restatement adjustments may be identified.  We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.
Elizabeth J. Zipf, LEED AP BD+C
Senior Vice President
Hill International, Inc.
One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, PA 19103
Tel:  215-309-7707
elizabethzipf@hillintl.com

Hill International, Inc.
Marco A. Martinez
SVP & Interim Chief Financial Officer
(215) 309-7951
marcomartinez@hillintl.com

InvestorCom
John Glenn Grau
President
(203) 295-7841
jgrau@investor-com.com

(HIL-G)

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